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                                                                   EXHIBIT 10.30

                                    AMENDMENT

        THIS AMENDMENT, dated as of December 20, 2002 and effective as of December 13, 2002 (the "Amendment") is entered into between TOLLGRADE COMMUNICATIONS, INC. ("Tollgrade") and CHRISTIAN L. ALLISON (the "Executive").

                             AMENDMENT TO AGREEMENT

WHEREAS, Tollgrade and the Executive entered into an Agreement dated as of the 13th day of December, 1995, as amended, governing the employment of Executive and certain benefits to be received by Executive in the event his employment is terminated (collectively, the "Agreement"); and

WHEREAS, Tollgrade and the Executive desire to amend the Agreement upon the terms and conditions stated in this Amendment.

NOW, THEREFORE, in consideration of the promises and the faithful performance of the mutual covenants herein contained, and intending to be legally bound hereby, Tollgrade and the Executive agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

2. The Agreement shall be amended to extend the salary terms as currently in effect until December 13, 2003.

3. Except as modified by this Amendment, the provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


TOLLGRADE COMMUNICATIONS, INC.


By:     /s/Sara M. Antol                           /s/ Christian L. Allison
    --------------------------------          ----------------------------------
Title:  General Counsel & Secretary                Christian L. Allison
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